                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF HANDSPRING, INC.

                                        Jurisdiction of            Percentage
                                         Incorporation              Owned by
        Name                            or Organization            Handspring
        ----                            ---------------            ----------
Handspring Singapore Pte Ltd............ Singapore                   100%
Handspring K.K.......................... Japan                       100%
Handspring International Ltd. .......... British Virgin Islands      100%
Handspring UK Ltd. ..................... UK                          100%
Handspring B.V. ........................ Netherlands                 100%
Handspring International Sarl........... Switzerland                 100%